EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM








     We hereby consent to the use in this Pre-effective Amendment No. 2 to the Registration Statement on Form S-4 of our reports dated March 30, 2005 relating to the consolidated financial statements and financial statement schedules of Kronos International, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.








                                                     PricewaterhouseCoopers LLP


Dallas, Texas
July 6, 2005